AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of September 30, 2011, by Bullfrog Gold Corp., a Delaware corporation (“Assignor”), and KOPR Resources Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Assignor (“Assignee”).

WHEREAS, Assignor and its predecessor (KOPR Resources Corp.) was engaged in the business of mining exploration and the acquisition and exploration of mineral properties, as well as any and all other operations conducted by Assignor prior to the date hereof (the “Former Business”); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Former Business, except as set forth on Exhibit A, attached hereto, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Former Business, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Assignment.

1.1.           Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Former Business (the “Assets”), including, but not limited to, the Assets listed on Exhibit B hereto, and identified in part by reference to Assignor’s predecessor’s balance sheet as of July 31, 2011 with the Securities and Exchange Commission as part of Assignor’s predecessor’s quarterly report on Form 10-Q on August 29 , 2011 (the “Balance Sheet”). Notwithstanding anything to the contrary contained herein, the term Assets shall not include either the assets of or the business conducted by Standard Gold Corp., a Nevada corporation, or the assets included on Exhibit A, attached hereto.

1.2           Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.  Assumption.

2.1           Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Former Business whenever arising (the “Liabilities”), including, but not limited to, the Liabilities listed on Exhibit C, and identified in part by reference to the Balance Sheet.

2.2           Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3.   Headings.  The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 4. Governing Law.  This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

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[SIGNATURE PAGE TO TRANSFER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

BULLFROG GOLD CORP.

By:
Name: David Beling
Title: Chief Executive Officer

KOPR RESOURCES HOLDINGS, INC.

By:
Name: Andrea Schlectman
Title: President